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                                                                    EXHIBIT 10.9



                       CONVERTIBLE SECURED LOAN AGREEMENT


         This CONVERTIBLE SECURED LOAN AGREEMENT (the "Agreement") dated as of December 1, 1999, is made by and between SPATIALIGHT, INC., a New York corporation (the "Company") and the parties listed on Exhibit A hereto (each, a "Lender").

         WHEREAS, Lender together with other lenders have agreed to advance funds to the Company in an aggregate amount not to exceed $2,875,000 (the "Convertible Secured Loan") evidenced by certain Convertible Secured Notes of even date herewith (the "Notes") made by the Company in favor of the lenders who are participating in this Convertible Secured Loan (the lenders are hereinafter referred to collectively as the "Lenders");

         WHEREAS, Lender's agreement to make such advances is conditioned upon and subject to the provisions of this Agreement; and

         WHEREAS, the Company has reserved for issuance shares of its Common Stock issuable upon the conversion of the Notes into Common Stock.

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                    SECTION 1

                                   Definitions

         1.1 Defined Terms. The following terms are defined as follows:

         "Benefit Arrangement" means any benefit arrangement, obligation, custom or practice, to provide benefits, other than salary, as compensation for services rendered, other than any obligation, arrangement, custom or practice that is a Company Benefit Plan, including, without limitation, employment or change of control agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs and employee discounts, in each case with respect to any present or former employees, directors or agents.

         "Business Day" means any day other than a Saturday or Sunday on which commercial banks located in New York, New York are not required or authorized by law or executive order to close or remain closed.


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         "Closing" is defined in Section 3 hereof.

         "Closing Date" is defined in Section 3 hereof.

         "Code" means the Internal Revenue Code of 1986 (or any successor thereto), as amended from time to time.

         "Conversion Shares" is defined in Section 5.6 hereof.

         "Common Stock" is defined in Section 4.2(a) hereof.

         "Company Benefit Arrangement" means any Benefit Arrangement sponsored or maintained by the Company or its Subsidiaries or with respect to which the Company or a Subsidiary has or will have any liability (whether actual, contingent, direct or indirect) as of the Closing Date, in each case with respect to any present or former directors, employees, or agents of the Company or the Subsidiaries.

         "Company Plan" means, as of the Closing Date, any Employee Benefit Plan for which the Company or any Subsidiary has or will have any liability (whether actual, contingent, direct or indirect).

         "Company's Knowledge" or derivations thereof means knowledge of the executive officers and members of the board of directors of the Company.

         "Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance or rule of common law as now or hereafter in effect in any way relating to the protection of the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. Sections 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Clean Water Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.) and the regulations promulgated pursuant thereto.

         "Event of Default" shall have the meaning ascribed to it in Section 4 of the Notes.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Hazardous Material" means any substance, material or waste that is regulated by the United States, the foreign jurisdictions in which the Company or its Subsidiaries conduct business, or any state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance that is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted



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hazardous waste," "industrial waste," "solid waste," "contaminant,"
"pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

         "Lien" means any lien, pledge, mortgage, deed of trust, security interest, adverse claim, charge, right of first refusal, easement, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

         "Loan Document" is defined in Section 4.5 hereof.

         "Material Adverse Effect" is defined in Section 4.1 hereof.

         "New Securities" means shares of Common Stock (as defined in Section
4.2 of this Agreement) of the Company and any securities or other rights convertible or exchangeable into or exercisable for shares of Common Stock, provided, however, "New Securities" does not include (i) Common Stock issued or issuable upon conversion of the Notes or Non-transferable Warrants issued to Lenders; (ii) securities issued by the Company as part of any public offering pursuant to an effective registration statement under the Securities Act; (iii) equity securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (iv) equity securities issued to management, directors or employees of the Company pursuant to plans and options to purchase equity securities issued in accordance with plans approved by the Board; (v) securities issued in connection with any merger, acquisition or other business combination by the Company; (vi) Common Stock issued upon the conversion of any notes outstanding as of the date hereof to Argyle Capital Management Corporation; (vii) any of the Excluded Shares (as defined in Section 4(f)(iii) of the Notes; or (viii) Common Stock or warrants to purchase Common Stock in an amount not to exceed 250,000 shares of Common Stock which may be issued by the Company in satisfaction of outstanding accounts payable.

        "Non-transferable Warrants" is defined in Section 2.1 hereof.

        "Notes" is defined in Section 2.1 hereof.

         "Permits" means any approvals, authorizations, consents, licenses, permits or certificates.

         "Person" means an individual, partnership, limited liability company, corporation, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal or leaching into the indoor or outdoor environment, or into or out of any property;



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         "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; or (z) perform pre-remedial studies and investigations or post-remedial monitoring and care.

        "Securities Act" means the Securities Act of 1933, as amended.

         "Subsidiaries" means all material corporations in which the Company owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests.

                                    SECTION 2

            Issuance and Terms of Notes and Non-transferable Warrants

         2.1 Notes and Non-transferable Warrants. At the Closing, the Company will execute and deliver to each Lender (a) a Note, in the form attached hereto as Exhibit B, (each a "Note", and collectively with the Notes given to the other Lenders in the aggregate amount of $2,875,000, the "Notes",) and (b) a Non-transferable Warrant, in the form attached hereto as Exhibit C, to purchase one share of Common Stock for each share that the Note is convertible into, assuming a $3.50 conversion price (so that if a Lender made a loan of $350,000, such Lender would received a Non-transferable Warrant to purchase 100,000 shares of Common Stock). The Non-transferable Warrant will be exercisable by the Lender until June 30, 2002, at an exercise price of $3.50 per share of Common Stock.

         2.2 Funding of Convertible Secured Notes. Subject to the provisions of this Agreement, including satisfaction of the conditions to Lender's obligations specified in Section 2.7 hereof, the Lender agrees to release the principal amount of the Note set forth on Exhibit A hereto according to the Funds Release Schedule attached hereto as Exhibit D. Anything in this Agreement, the Note or any other Loan Document to the contrary notwithstanding, the Lender shall not be required to advance any funds hereunder at any time when an Event of Default exists under this Agreement, the Note, or any other Loan Document, or an event has occurred or a condition has arisen which, if not cured during any applicable cure period, will constitute an Event of Default. The obligations of the Lender to advance any funds hereunder shall forever cease and terminate, in the event that any Event of Default occurs under this Agreement, the Note, or any other Loan Document, which is not cured within any applicable cure period provided in such instrument.

         2.3 Use of Proceeds. The Company agrees to use all of the funds advanced hereunder to pay transaction costs and for working capital purposes.



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         2.4 Security Agreement. At the Closing (as defined in Section 3 of this
Agreement), the Company shall execute and deliver to Lender a Security Agreement in the form attached hereto as Exhibit E (the "Security Agreement"). Lender may record the executed Security Agreement in the U.S. Patent and Trademark Office, the U.S. Copyright Office, with any Secretary of State, or as otherwise appropriate to protect the interests of Lender.

         2.5 Intercreditor Agreement. This Agreement is being entered into by the Lender together with the other Lenders in reliance upon that certain Intercreditor Agreement (a copy of which is attached hereto as Exhibit F) among the Lender, the Company, Argyle Capital Management Corporation and the additional parties set forth on Schedule B to the Intercreditor Agreement. This Agreement shall have no force or effect unless or until the said Intercreditor Agreement is executed by Lender, the Company and Argyle Capital Management Corporation.

         2.6 Registration Rights Agreement. At the Closing, the parties shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit G.

         2.7 Conditions of Lender's Obligations. The obligation of Lender to advance funds at the Closing and at any time thereafter under the terms of this Agreement is subject to the fulfillment of the following conditions:

                  (a) No Misrepresentation. The representations and warranties of the Company under this Agreement shall be deemed to have been made at the Closing and on the date of any release of funds thereafter and shall then be true and correct in all material respects.

                  (b) Compliance with Agreement. The Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

                  (c) No Default. There shall not exist an Event of Default or any event or condition which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

                  (d) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws and required to be filed before the issuance of securities shall have been obtained for the lawful execution, delivery and performance of this Agreement, including without limitation the offer and sale of the Notes.

                  (e) Closing Documents Delivered by the Company. The Company shall have delivered to each Lender all of the following documents:



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                           (i) an Officer's Certificate, dated the date of the
Closing, stating that the conditions specified in Subsections (a), (b) and (c) of this Section 2.7 have been fully satisfied;

                           (ii) certified copies of the resolutions duly adopted
by the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement, the other Loan Documents, the issuance and sale of the Notes and the consummation of all other transactions contemplated by this Agreement; and

                           (iii) copies of the Company's Articles of
Incorporation, with all amendments thereto, and the Company's Bylaws, with all amendments thereto, each as in effect at the Closing and each certified as a complete and correct copy by an officer of the Company.

                  (f) Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions, shall be reasonably satisfactory in form and substance to each Lender and its special counsel.

                  (g) Waiver. Any condition specified in this Section 2.7 may be waived if consented to by each Lender; provided that no such waiver will be effective against any Lender unless it is set forth in a writing executed by such Lender.

                                    SECTION 3

                                     Closing

         The closing of the transactions contemplated in this Agreement (the "Closing") shall be held at the Company's offices located at 9 Commercial Boulevard, Suite 200, Novato, CA 94949 on the date which this Agreement is executed by all parties, or on such other date or at such other place as Lender and the Company shall mutually agree (the date of the Closing being referred to herein as the "Closing Date").

                                    SECTION 4

                  Representations and Warranties of the Company

        The Company hereby represents and warrants as of the date hereof as follows:

         4.1 Organization. Good Standing and Qualification. Each of the Company and its Subsidiaries (i) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its properties and carry on its business, (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property



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or the conduct of its business requires such qualification, except where the failure to be so qualified would not, and reasonably could not be expected to, have a material adverse effect on the business, operations, assets, financial condition or results of operations of the Company and its Subsidiaries (a "Material Adverse Effect"). The Company has the corporate power and authority and is in possession of all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders to
(i) own, lease and operate its properties and to carry on its business as now being conducted and (ii) execute and deliver this Agreement and the documents and instruments contemplated hereby and to consummate the transactions contemplated hereby.

         4.2 Capitalization.

                  (a) The authorized capital stock of the Company consists of 40,000,000 shares of common stock, par value $.01 per share ("Common Stock") of which not more than 13,288,258 shares are issued and outstanding as of September 30, 1999. There are no shares of preferred stock authorized or outstanding. The Company has reserved for issuance 1,650,000 shares of Common Stock upon conversion of the Notes and exercise of the Non-transferable Warrants. Except as set forth on Schedule 4.2 hereto, there are no outstanding securities of the Company convertible into or evidencing the right to purchase or subscribe for any shares of Common Stock, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating the Company to issue any shares of its Common Stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of Common Stock of the Company. No outstanding options, warrants or other securities exercisable for or convertible into shares of Common Stock require anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

                  (b) The issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Notes of the Company and exercise of the Non-transferable Warrants, when issued (i) will be validly issued, fully paid and nonassessable, (ii) will be free and clear of all Liens and (iii) assuming that the representations of Lender in Section 5 hereof are true and correct, will be issued in compliance with all applicable federal and state securities laws.

         4.3 Subsidiaries. Schedule 4.3 sets forth a complete and accurate list of all Subsidiaries of the Company, showing (as to each such Subsidiary) the date of its incorporation and the jurisdiction of its incorporation. The Company is the sole stockholder of each Subsidiary. The outstanding shares of capital stock of each Subsidiary are validly issued, fully paid, and nonassessable and all such shares represented as being owned by the Company are owned by it, free and clear of all Liens, other than Liens held by Argyle Capital Management Corporation and the Lenders. There are no outstanding securities of any Subsidiary convertible into or evidencing the right to



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purchase or subscribe for any shares of capital stock of any Subsidiary, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating any Subsidiary to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understanding with respect to the voting, sale, transfer or registration of any shares of capital stock of any Subsidiary.

         4.4 Partnerships and LLCs. The Company is not a party to, and does not hold, any equity interests in any partnership, limited partnership or limited liability company of any kind.

         4.5 Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each agreement, document or instrument adopted, entered into or delivered in connection herewith (the "Loan Documents") and to perform its obligations hereunder and thereunder. The execution, delivery and performance of the Agreement and the transactions contemplated hereby and thereby and the issuance and sale of the Notes and the Non-transferable Warrants have been duly authorized by all necessary corporate action on the part of the Company. Each Loan Document has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution under this Agreement may be limited by federal or state laws or public policy relating thereto.

         4.6 Consents. Except as set forth in Schedule 4.6, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or other Person on the part of the Company is required in connection with the valid execution and delivery by the Company of the Loan Documents to which it is a party, or the consummation by the Company of the transactions contemplated by the Loan Documents to which it is a party.

         4.7 Absence of Litigation. Except for outstanding accounts payable or as set forth in Schedule 4.7, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or its Subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any unasserted claim, the assertion of which is likely and which, if asserted, would be reasonably likely to have a Material Adverse Effect.



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         4.8 Insurance. The Company and its Subsidiaries maintain adequate insurance with respect to their respective businesses and such policies of insurance are in full force and effect. The Company and its Subsidiaries are not in violation of, and to the Company's knowledge, are in compliance with all material requirements and provisions of such insurance. The Company and its Subsidiaries have not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will be unable to renew its existing insurance coverage upon terms at least as favorable as those presently in effect, other than possible increases in premiums that do not result from any act or omission of the Company or its Subsidiaries.

         4.9 Patents and Trademarks. The Company and its Subsidiaries have sufficient title and ownership of (or rights under license agreements to use) all patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes ("Intellectual Property") necessary for the conduct of their businesses in the ordinary course. Other than the security interest granted to Argyle Capital Management Corporation in all of the Corporation's Collateral (as such term is defined in the Security Agreement and the security interest granted to the Lenders), there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights or processes of any other Person. A list of all patents, trademarks, service marks, trade names and copyrights owned by the Company or any of its Subsidiaries is set forth on
Schedule 4.9(a). Except as set forth on Schedule 4.9(b), since January 1, 1998, the Company has not received any written or oral communications alleging that the Company or any of its Subsidiaries has violated or, by conducting its business as proposed, would violate any of the patents (including pending patent applications), trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights or processes of any other Person, nor is the Company aware of any such violations. The Company is not aware of any infringements or threatened infringements of the Intellectual Property.

         4.10 Compliance with Other Instruments and Legal Requirements.

                  (a) None of the Company or any of its Subsidiaries is in violation or default of any provisions of its certificate of incorporation, by-laws, or comparable organizational documents. None of the Company or its Subsidiaries is in violation or default in any material respect under any provision, instrument, judgment, order, writ, decree, contract or agreement to which it is a party or by which it is bound or of any provision of any federal, state or local statute, rule or regulation applicable to the Company or any of its Subsidiaries (including, without limitation, any law, rule or regulation relating to protection of the environment and the maintenance of safe and sanitary premises). The execution, delivery and performance of each Loan Document and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment,



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order, writ, decree, contract or agreement, or require any consent, waiver or approval thereunder, or constitute an event that results in the creation of any Lien upon any assets of the Company or any of its Subsidiaries except as created by the Loan Documents.

                  (b) The Company and its Subsidiaries have all Permits of all governmental entities required to conduct their respective businesses as proposed to be conducted, except to the extent that the failure to have such Permits would not, and reasonably could not be expected to, have a Material Adverse Effect.

         4.11 Material Agreements; Action. Except as set forth on Schedule 4.11, there are no material contracts, agreements, commitments, understandings or proposed transactions to which the Company or any of its Subsidiaries is a party or by which it is bound regarding: (i) any of their respective officers, directors, stockholders or partners; (ii) the sale of any of the assets of the Company or any of its Subsidiaries other than in the ordinary course of business; (iii) covenants of the Company or any of its Subsidiaries not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with the Company or any of its Subsidiaries in any line of business or in any geographical area; (iv) the acquisition by the Company or any of its Subsidiaries of any operating business or the capital stock of any other Person; (v) the borrowing of money; or (vi) the license or grant of any interest in any of the Intellectual Property or other material proprietary right to or from the Company or any of its Subsidiaries, except as created by the Loan Documents. To the Company's knowledge, all such agreements are in full force and effect and are the legal, valid and binding obligation of the Company or its Subsidiaries, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

        4.12 Disclosure. To the best of the Company's knowledge, neither this Agreement nor any of the Loan Documents nor any exhibit hereto, nor any certificate, or instrument furnished to Lender or its counsel in connection with the transactions contemplated by this Agreement, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.

         4.13 Registration Rights. Except as set forth in Schedule 4.13, the Company has not granted or agreed to grant any registration rights, including piggyback registration rights, to any Person.

         4.14 Property. None of the Company or its Subsidiaries owns real property or interest in real property. The Company and its Subsidiaries have good and marketable title to all material properties and assets, and the Company and its Subsidiaries have good



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title to all of its leasehold interests in each case subject to no Liens other than those set forth in Schedule 4.14.

         4.15 Environmental Matters.

                  (a) the operations of each of the Company and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws and all Permits issued pursuant to Environmental Laws or otherwise;

                  (b) each of the Company and its Subsidiaries has obtained all material Permits required under all applicable Environmental Laws necessary to operate its business;

                  (c) neither the Company nor any of its Subsidiaries is the subject of any outstanding written order, agreement or arrangement with any governmental authority or Person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

                  (d) none of the Company or any of its Subsidiaries has received any written communication alleging that the Company or any of its Subsidiaries may be in violation of any Environmental Law, or any Permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law;

                  (e) none of the Company or any of its Subsidiaries has any known current contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment;

                  (f) there are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Company or any of its Subsidiaries pending or, to the Company's Knowledge, threatened that could lead to the imposition of any liability pursuant to Environmental Law; and

                  (g) there is not located at any property leased or operated by the Company or any of its Subsidiaries any (i) underground storage tanks, (ii) asbestos containing material in a friable condition or (iii) equipment containing polychlorinated biphenyls.

         4.16 Company SEC Reports and Financial Statements.

                  (a) Lender has received true and complete copies of all periodic reports, statements and other documents that the Company has filed with the Securities and Exchange Commission (the "SEC") under the Exchange Act since January 1, 1998 (collectively, the "Company SEC Reports"), each in the form (including exhibits and any amendments thereto) required to be filed with the SEC. As of their respective dates, each of the Company's SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations



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promulgated thereunder, respectively, (ii) were filed in a timely manner, and
(iii) to the best of the Company's knowledge, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) Each of the audited consolidated financial statements of the Company (including any related notes and schedules thereto) included (or incorporated by reference) in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, and, to the best of the Company's knowledge, each of the unaudited consolidated financial statements of the Company in its Forms 10-Q for the periods ending March 31, 1999, June 30, 1999, and September 30, 1999, are accurate and complete and fairly present, and in conformity with the SEC's Regulation S-B, the consolidated financial position of the Company and its consolidated subsidiaries as of its date and the consolidated results of operations and changes in financial position for the period then ended.

         4.17 Changes. Except as set forth on Schedule 4.17, since September 30, 1999:

                  (a) to the best of the Company's knowledge, there have not been any events or circumstances that could reasonably be expected to have a Material Adverse Effect;

                  (b) none of the Company nor its Subsidiaries has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock or equity interests, (ii) incurred any indebtedness for money in excess of $100,000, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses not exceeding $5,000, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights for consideration in excess of $5,000 in any one transaction or series of related transactions; and

                  (c) Company has not issued any options, warrants or other securities convertible into shares of Common Stock.

         4.18 Indebtedness. Neither the Company nor any of its Subsidiaries has any outstanding indebtedness or is a guarantor or is otherwise contingently liable for any indebtedness except as disclosed on the balance sheet of the Company dated September 30, 1999 in the Company's Form 10-Q (the "Balance Sheet"). There exists no material default under the provisions of any instrument evidencing any Senior Secured Obligations or Subordinate Secured Obligations, as each such term is defined in that certain Intercreditor Agreement dated even herewith) or of any agreement relating thereto. The current outstanding principal balance due to Argyle Capital Management Corporation is no more than $1,188,000, and interest accrued and unpaid on such debt as of September 30, 1999 is not more than $10,000.

         4.19 Employee Benefit Plans.

                  (a) Schedule 4.19(a) contains a complete and accurate list of all Company Plans and Company Benefit Arrangements. Schedule 4.19(a) specifically identifies all Company Plans (if any) that are Qualified Plans.

                  (b) Schedule 4.19(b) hereto sets forth an accurate list, as of the date hereof, of all officers, directors, and key employees of the Company and lists all employment agreements with such officers, directors, and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively) of each such Person as of the date hereof.

                  (c) The Company has not declared or paid any bonus compensation in contemplation of the transactions contemplated by this Agreement.

         4.20 Taxes. All federal, state, local and foreign tax returns, reports and statements, or extensions required by law to be filed by the Company and its Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed and all such returns, reports and statements or extensions are true, complete and correct in all respects. All taxes, charges and other impositions due and payable by the Company and its Subsidiaries have been paid in full on a timely basis except where contested in good faith and by appropriate proceedings and after adequate reserves therefor have been established on the books and records of the Company or Subsidiary in accordance with generally accepted accounting principles ("GAAP") consistently applied. The Company has not received notice of any audit or of any proposed deficiencies from any governmental authority, and no controversy with respect to taxes of any type is pending or threatened. Except for routine filing extensions granted as a matter of right under applicable law, none of the Company or any of its Subsidiaries has executed or filed with the Internal Revenue Service or any other governmental authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes, charges or other impositions.

         4.21 No Brokers or Finders. Except as set forth in Schedule 4.21, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker or in any similar capacity.

         4.22 Interested Party Transactions. Except as disclosed on Schedule 4.22, no officer, director or shareholder of the Company or any affiliate or "associate" (as such term is defined in Rule 405 of the Commission promulgated under the Securities Act) of any such Person or the Company has or has had, either directly or indirectly, (a) an interest in any Person which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (ii) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish to, the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.

         4.23 Securities Laws. Assuming the accuracy and completeness of the representations and warranties of the Lenders under the Agreement, the offer and sale of the Notes are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration or qualification requirements of all applicable state securities laws.

         4.24 Absence of Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, including without limitation any tax liabilities due or to become due), which are not fully disclosed and adequately provided for in the Balance Sheet, or fully disclosed on Schedules to this Agreement, except current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the date of the Balance Sheet, none of which (individually or in the aggregate) is material to the business, properties, financial condition or results of operations of the Company and its Subsidiaries, and contingent liabilities that are not (individually or in the aggregate) material to the business, properties, financial condition or results of operations of the Company and its Subsidiaries.

         4.25 Employees. To the Company's knowledge, no officer or key employee of the Company or any Subsidiary has any plans to terminate his or her employment with the Company or such Subsidiary and no employee of the Company or any Subsidiary is in violation of any term of any employment contract, or nondisclosure agreement, non-competition agreement, or any other obligation, contract or agreement or any restrictive covenant relating to the right of any such employee to be employed by the Company or such Subsidiary or relating to the use of trade secrets or proprietary information of others, and the employment of the employees of the Company or any Subsidiary does not subject the Company or any Subsidiary to any liability arising by reason of any such contract, agreement or restrictive covenant or by reason of trade secret or unfair competition laws. The Company and each Subsidiary has complied in all material respects with all laws relating to employment or labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and payment of Social Security and other taxes.

                                    SECTION 5

             Representations, Warranties and Covenants of the Lender

         Each Lender severally hereby represents and warrants to and agrees with the Company, as to itself only, as follows:

         5.1 Accredited Investor; Investment. Lender is an accredited investor within the definition of Regulation D promulgated under the Securities Act. Lender has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated herein. Lender is acquiring its respective Note for investment purposes only, for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable law.

        5.2 Risk. Lender acknowledges that it, he or she is aware that the Company is currently insolvent and has not had any revenues and has sustained losses for the past several years. The Lender further acknowledges that (x) there can be no assurance that the Company will have sufficient funds to repay all or any portion of the loan being borrowed hereunder, (y) that the collateral securing the loan will have sufficient value to repay the loan or (z) that the securities into which the loan may be converted will have any value. Lender further confirms that the Company has made available to the Lender the opportunity to ask questions of and receive answers from the Company concerning the Company and the activities of the Company.

         5.3 Authorization. Lender represents that it has all requisite power and authority to enter into and perform its obligations under the Loan Documents to which it is a party. Assuming the due authorization, execution and delivery of the Loan Documents by each other party thereto, each Loan Document to which Lender is a party constitutes a valid and binding obligation of Lender, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution under this Agreement may be limited by federal or state securities laws or public policy relating thereto.

         5.4 Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority or other Person on the part of Lender is required in connection with the valid execution and delivery by Lender of the Loan Documents to which it is a party, or the consummation by Lender of the transactions contemplated by the Loan Documents to which it is a party, except for such filings as have been made prior to the Closing. Lenders are residents of the states listed on Schedule 5.4.

         5.5 Brokers' Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finder's fee or other commission in connection with the transactions contemplated by this Agreement and based upon arrangements made by Lender.

         5.6 Restrictive Legends. Lender understands that the common shares to be issued upon conversion of the Note (the "Conversion Shares"), shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates) until such time as the sale of the Conversion Shares have been registered under the Securities Act as contemplated hereunder:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT",) OR ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

If Lender desires to sell or otherwise dispose of all or any part of such common shares under an exemption from registration under the Securities Act, and if requested by the Company, such Lender shall deliver to the Company an opinion of counsel, which may be counsel for the Company, that such exemption is available.

        5.7 Receipt of Information. Lender has reviewed all periodic reports, statements and other documents that the Company and its principal shareholders have filed with the Securities and Exchange Commission (the "SEC") under the Exchange Act since January 1, 1998, which filings are incorporated by reference into the information provided by the Company to Lender.

                                    SECTION 6

                            Covenants of the Company

         6.1 Information. After the Closing Date and until the later to occur of the date (the "Cessation Date") on which the Notes are fully repaid or converted into equity of the Company, the Company will send each Lender the information specified in this Section 6.1:

                  (a) Shareholders Information. Any and all materials which the Company sends to the holders of its Common Shares shall be sent to each Lender on the same date on which it is sent to such shareholders.

                  (b) Quarterly Financial Statements. As soon as available, but in any event no later than forty-five (45) days after the end of each fiscal quarter (other than the fourth fiscal quarter of the Company), the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarter and for the elapsed period in such fiscal year, all in reasonable detail and stating in comparative form the figures as of the end of and for the comparable periods of the preceding fiscal year. All such financial statements shall be prepared in accordance with GAAP on a consistent basis throughout the periods reflected therein except as stated therein and shall be accompanied by a certificate of the Company's president or chief financial officer to such effect.

                  (c) Other Reports and Statements. Promptly (but in any event within ten (10) days after any distribution to its stockholders generally, to its directors or to the financial community of an annual report, definitive proxy statement, registration statement or other similar report or communication, and promptly (but in any event within ten (10) days) after any filing by the Company with the SEC or with any national securities exchange or market system, of any publicly available annual or periodic or special report or proxy statement or registration statement, a copy of such report or statement and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's business, shall be sent to each Lender.

         6.2 Preemptive Rights. If at any time after the Closing Date and prior to the Cessation Date, the Company shall propose to issue or sell New Securities or enters into any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance or sale of any New Securities, then each Lender shall have the right to purchase that number of New Securities at the same price and on the same terms proposed to be issued or sold by the Company so that such Lender would after the issuance and sale of all such New Securities, hold the same proportional interest of the then outstanding shares of Common Stock (assuming that any outstanding securities or other rights, including the Notes, convertible or exchangeable into Common Stock have been converted or exchanged) as was held by such Lender immediately prior to such issuance and sale (the "Proportionate Percentage").

        The Company shall give each Lender written notice of its intention to issue and sell New Securities, describing the type of New Securities, the price and the general terms and conditions upon which the Company proposes to issue the same. Each Lender shall have ten (10) Business Days from the giving of such notice to agree to purchase all (or any part) of its Proportionate Percentage of New Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

         If Lenders fail to exercise in full such right within ten (10) Business Days, the Company shall have one hundred twenty-five (125) days thereafter to sell the New Securities in respect of which Lenders' rights were not exercised, at a price and upon general terms and conditions no more favorable to the buyers thereof than specified in the Company's notice to Lenders pursuant to this Section. If the Company has not sold the New Securities within such one hundred twenty-five (125) day period, the Company shall not thereafter issue or sell any New Securities, except by giving Lenders the right to purchase their Proportionate Percentage in the manner provided above.

         6.3 Negative Covenants. (a) Prior to the date on which the Notes are paid in full, the Company shall not, without the prior written consent of each
Lender:

                  (i) Incur any debt for borrowed money, or grant any security interest which is senior to, or pari passu with, the Note;

                  (ii) Declare or pay any dividend on its Common Stock;

                  (iii) Redeem for cash any securities issued by the Company;

                  (iv) Directly or indirectly, consummate any merger, consolidation or other reorganization (other than a reorganization or merger solely for the purpose of a change in the state of incorporation of the Company and a merger of Spatialight of California, Inc. with and into the Company), or the sale, lease or other transfer of all or substantially all of its assets;

                  (v) Issue any options, warrants, or other securities to any officer or director of the Company, except for an issuance under the 1991 Stock Option Plan, the 1993 Employee Stock Option Plan, as amended, the 1993 Directors Stock Option Plan, and the 1999 Stock Option Plan; or

                  (vi) Incur any indebtedness in excess of currently outstanding debt, the $2,875,000 loan contemplated hereby and $2,125,000 in financing on terms substantially similar to the loan contemplated hereby, without the prior written consent of the Lenders representing more than 75% of the outstanding debt.

                  (b) Prior to the Cessation Date, the Company shall not, without the prior written consent of each Lender:

                  (i) issue any security which is preferred in dividends or in liquidation to the Common Stock, which is not convertible into Common Stock; or

                  (ii) issue any preferred stock, convertible debenture or other security which is preferred in dividends to the Common Stock, which is intended to, or can reasonably be expected to pay the purchaser of such security an annual preferred yield of greater than ten percent per annum, on the issue price of such security.

         6.4 Loss, Theft or Destruction of Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of any Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of the Note so lost, stolen, destroyed or mutilated, or, if no interest shall have been paid thereon, then dated as of the date of the Note so lost, stolen, destroyed or mutilated.

                                    SECTION 7

                                 Indemnification

         7.1 Indemnification by Company. The Company agrees to indemnify and hold harmless each Lender and its respective partners, co-investors, officers, directors, employees, agents, consultants, attorneys and advisers (each, a "Lender Indemnified Party"), from and against any and all actual losses, claims, damages, liabilities, costs and expenses (including, without limitation, environmental liabilities, costs and expenses and all reasonable fees, expenses and disbursements of counsel), joint or several (hereinafter collectively referred to as a "Loss" or "Losses"), which may be incurred by or asserted or awarded against any Lender Indemnified Party in connection with or in any manner arising out of or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto, arising out of or in connection with or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby, any breach of any representation, warranty or covenant made by the Company in this Agreement, any use made or proposed to be made with the proceeds of Lender's respective Note pursuant to this Agreement, whether or not such investigation, litigation or proceeding is brought by the Company, any of its Subsidiaries, shareholders or creditors, but excluding therefrom any Losses arising out of resulting from (i) the gross negligence or willful misconduct of an Lender Indemnified Party, (ii) any violation by an Lender Indemnified Party of any law, governmental regulation or court order applicable to it or (iii) the breach by an Lender Indemnified Party of any provision of this Agreement or any of the other Loan Documents.

         7.2 Indemnification by Lender. Each Lender severally agrees to indemnify and hold harmless the Company and its respective officers, directors, employees, agents, consultants, attorneys and advisers (each, a "Company Indemnified Party"), from and against any and all Losses, which may be incurred by or asserted or awarded against any Company Indemnified Party in connection with or in any manner arising out of or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto, arising out of or in connection with or relating to any breach of any representation, warranty or covenant made by such Lender in this Agreement. Notwithstanding the foregoing, no Lender shall be liable under this Section 7.2 for an amount in excess of that Lender's principal as set forth on Exhibit A.

         7.3 Notice of Claim. An indemnified party shall give written notice to the indemnifying party of any claim with respect to which it seeks indemnification within ten (10) days after the discovery by such parties of any matters giving arise to a claim for indemnification pursuant to this Section 7, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this
Section 7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action or claim is brought against any indemnified party, the indemnifying party shall be entitled to participate in and, unless in the reasonable good faith judgment of the indemnified party a conflict of interest between such indemnified party and the indemnifying party may exist in respect of such action or claim, to assume that defense thereof, with counsel satisfactory to the indemnified party and after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such action or claim the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action or claim shall be Losses subject to indemnification hereunder. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent. Anything in this Section 7 to the contrary notwithstanding, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof that imposes any future obligation on the indemnified party or that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party, a release from all liability in respect of such claim.

                                    SECTION 8

                                  Miscellaneous

         8.1 Amendment: Waiver. Neither this Agreement nor any provision hereof may be amended, modified, supplemented or waived, except by a written instrument executed by (i) the Company and (ii) Lenders representing more than half of the outstanding debt, provided however, that no amendment, modification, supplement or waiver adverse to a Lender will be binding upon a Lender that has not agreed to such provision.

        8.2 Notice. Any notice or communication given under this Agreement will be in writing and be hand delivered, mailed by registered or certified mail, postage prepaid, delivered by facsimile or electronic mail (with a telephonic confirmation or confirmation) or by overnight courier as follows:

                  (i) If to Lender, as set forth next to such Lender's name on Exhibit A hereto;

                  (ii) If to the Company to:

                           Spatialight, Inc.
                           9 Commercial Boulevard, Suite 200
                           Novato, CA   94949-5759
                           Attn:  Michael H. Burney

                           Facsimile:  (415) 883-3363

or at such other address as hereafter will be furnished in writing by the addressed party to the other party. Delivery by hand will be deemed given when personally delivered; delivery by registered or certified mail will be deemed given three (3) business days after the same is posted; delivery by facsimile or electronic mail will be deemed given when received; and delivery by overnight courier will be deemed given the first business day following the date of timely deposit with such courier.

         8.3 Survival of Representations and Warranties. All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution, delivery and closing of this Agreement, and the issuance of the Note for a period of two (2) years; provided, however, that the representations and warranties made in Section 4.15 (Environmental) and 4.20 (Taxes) shall survive the applicable statutory period of limitations with respect to any liabilities covered thereby.

         8.4 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         8.5 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto, including, without limitation, each transferee of all or any portion of the Note. The Company may not assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto. A Lender may assign its rights and delegate its obligations under this Agreement upon the Company's prior written consent which consent will not be unreasonably withheld. The Parties agree that, among other reasons, it will be reasonable for the Company to withhold such consent if the proposed assignee is a competitor to the Company.

         8.6 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written, among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

         8.7 Choice of Law. This Agreement will be deemed to be a contract made under the laws of the State of New York, and for all purposes will be construed in accordance with the laws of said state, without regard to principles of conflicts of law.

         8.8 Headings. The headings in this Agreement are for the convenience of reference only and will not affect the construction of this Agreement.

         8.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Execution and delivery by facsimile shall constitute good and valid execution and delivery unless and until replaced or substituted by an original executed instrument.

         8.10 No Third-Party Beneficiaries. Nothing in this Agreement will confer any third party beneficiary or other rights upon any Person (specifically including any employees of the Company and its Subsidiaries) or entity that is not a party to this Agreement.


                     (Signatures to follow on the next page)

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.


SpatiaLight, Inc., a New York corporation


By: /s/ MICHAEL H. BURNEY
   ---------------------------
Name:  Michael H. Burney
Its:   Chief Executive Officer

                         [COUNTERPART SIGNATURE PAGE TO
                       CONVERTIBLE SECURED LOAN AGREEMENT]


/s/ JIMMIE H. HARVEY, M.D.
--------------------------
Jimmie H. Harvey, M.D.





BIRMINGHAM HEMATOLOGY AND ONCOLOGY ASSOCIATES,
SLB FLEX PROTOTYPE P/S PLAN DTD 10-17-85


By: /s/ JIMMIE H. HARVEY, M.D.
   ----------------------------
     Jimmie H. Harvey, M.D.

                         [COUNTERPART SIGNATURE PAGE TO
                       CONVERTIBLE SECURED LOAN AGREEMENT]




HILLIARD LIMITED PARTNERSHIP


By: /s/ NEAL MARCOUX
   ------------------------
    GENERAL PARTNER

                         [COUNTERPART SIGNATURE PAGE TO
                       CONVERTIBLE SECURED LOAN AGREEMENT]




/s/ DAVID A. TWIFORD
------------------------
David A. Twiford

                         [COUNTERPART SIGNATURE PAGE TO
                       CONVERTIBLE SECURED LOAN AGREEMENT]




/s/ PAUL KLISTER
------------------------
Paul Klister

                         [COUNTERPART SIGNATURE PAGE TO
                       CONVERTIBLE SECURED LOAN AGREEMENT]




/s/ MARCIA K. TRIPP
---------------------------
Marcia K. Tripp


WAYNE P. TRIPP TRUST


By: /s/ MARCIA K. TRIPP, TTE
   -------------------------
   Marcia K. Tripp, Trustee

STEVEN F. TRIPP TRUST


By: /s/ MARCIA K. TRIPP, TTE
   -------------------------
   Marcia K. Tripp, Trustee

LISA MARIE TRIPP TRUST


By: /s/ MARCIA K. TRIPP, TTE
   -------------------------
   Marcia K. Tripp, Trustee

                         [COUNTERPART SIGNATURE PAGE TO
                       CONVERTIBLE SECURED LOAN AGREEMENT]





/s/ ROBERT E. WOODS
-------------------
Robert E. Woods

                         [COUNTERPART SIGNATURE PAGE TO
                       CONVERTIBLE SECURED LOAN AGREEMENT]





/s/ ROBERT J. WEYERS
------------------------------------
Robert J. Weyers

/s/ JEFFREY J. WEYERS
------------------------------------
Jeffrey J. Weyers

/s/ RONALD A. WEYERS
------------------------------------
Ronald A. Weyers


WEYERS FAMILY LIMITED
 PARTNERSHIP


By: /s/ RONALD A. WEYERS
   ---------------------------------
   RONALD A. WEYERS, GENERAL PARTNER

                         [COUNTERPART SIGNATURE PAGE TO
                       CONVERTIBLE SECURED LOAN AGREEMENT]



/s/ LLEW ANN KING
------------------------------------
Llew Ann King


MATTHEW A. KING CHARITABLE REMAINDER
UNITRUST, DTD 5/29/97


By: /s/ MATTHEW A. KING, TRUSTEE
   ---------------------------------

AGT C.T. WILLIAMS, TUA 11/1/76 FBO MATTHEW A. KING


By: /s/ EQUITABLE TRUST COMPANY
   ---------------------------------

                         [COUNTERPART SIGNATURE PAGE TO
                       CONVERTIBLE SECURED LOAN AGREEMENT]





/s/ ROBERT O. ROLFE
-----------------------
Robert O. Rolfe

                         [COUNTERPART SIGNATURE PAGE TO
                       CONVERTIBLE SECURED LOAN AGREEMENT]




/s/ JOHN W. EAKIN
-----------------------
John W. Eakin

                         [COUNTERPART SIGNATURE PAGE TO
                       CONVERTIBLE SECURED LOAN AGREEMENT]




/s/ JEFFERSON R. COBB
-----------------------
Jefferson R. Cobb

                         [COUNTERPART SIGNATURE PAGE TO
                       CONVERTIBLE SECURED LOAN AGREEMENT]







BRYAN B. STARR, SR.


By:  /s/ BRYAN B. STARR
   --------------------------

                         [COUNTERPART SIGNATURE PAGE TO
                       CONVERTIBLE SECURED LOAN AGREEMENT]






PERFORMANCE FUTURES PSP DTD 1-1-93



By: /s/  BRYAN B. STARR, JR., TRUSTEE
   ----------------------------------

                                                                       EXHIBIT A
                                     LENDERS

         Name                           Loan Amount                   Address
         ----                           -----------                   -------
Jimmie H. Harvey, M.D.                    $250,000            3741 E. Fairway Drive
                                                              Birmingham, AL  35213
                                                              Fax: 205-599-3408

Hilliard Limited Partnership              $100,000            Attn:  Dan Hilliard
                                                              2555 S. Trillium
                                                              Green Bay, WI  54313
                                                              Fax: 920-490-2710

David A. Twiford                          $75,000             871 Ridgeway Loop, #107
                                                              Memphis, TN  38120
                                                              Fax: 901-684-1237

Paul Klister                              $50,000             1308 East Shade Tree Lane
                                                              Appleton, WI  54915
                                                              Fax: 920-830-6640

Marcia K. Tripp                           $225,000            35 Indian Forest Road
                                                              Indian Springs, AL  35124
                                                              Fax: 205-402-0873

Wayne P. Tripp Trust, Marcia              $250,000            35 Indian Forest Road
K. Tripp, Trustee                                             Indian Springs, AL  35124
                                                              Fax: 205-402-0873

Steven F. Tripp Trust, Marcia             $250,000            35 Indian Forest Road
K. Tripp, Trustee                                             Indian Springs, AL  35124
                                                              Fax: 205-402-0873

Lisa Marie Tripp Trust,                   $175,000            35 Indian Forest Road
Marcia K. Tripp, Trustee                                      Indian Springs, AL  35124
                                                              Fax: 205-402-0873

Robert E. Woods                           $250,000            922 10th Street SW
                                                              Alabaster, AL  35007

Weyers Family Limited                     $100,000            500 AMS Court
Partnership                                                   Green Bay, WI  54313
                                                              Fax: 920-434-5811

Robert J. Weyers                          $100,000            500 AMS Court
                                                              Green Bay, WI  54313
                                                              Fax: 920-434-5811

Jeffrey J. Weyers                         $100,000            500 AMS Court
                                                              Green Bay, WI  54313
                                                              Fax: 920-434-5811

Ronald A. Weyers                          $100,000            500 AMS Court
                                                              Green Bay, WI  54313
                                                              Fax: 920-434-5811

Llew Ann King                             $100,000            6600 Murray Lane
                                                              Brentwood, TN
                                                              37027 Fax:
                                                              615-376-4127

Matthew A. King Charitable                $37,500             Agent:  Jack Nuismer
Remainder Unitrust DTD 5/29/97                                Raymond James Financial
                                                              Services
                                                              2103 Crestmoor Road
                                                              Nashville, TN  37215
                                                              Fax: 615-292-7317

Agt. C.T. Williams,                       $37,500             Agent: Kirk Scobey
TUA 11/1/76                                                   SunTrust Equitable Trust
FBO Matthew A. King                                           Co.
Account 10830                                                 800 Nashville City Center
                                                              Nashville, TN
                                                              37219 Fax:
                                                              615-780-9327

Robert O. Rolfe                           $150,000            J.C. Bradford Company
                                                              330 Commerce Street
                                                              Nashville, TN  37201
                                                              Fax: 615-271-1422

John W. Eakin                             $175,000            520 Jackson Boulevard
                                                              Nashville, TN  37205
                                                              Fax: 615-298-6609

Jefferson R. Cobb                         $100,000            204 Aspen Meadow Drive
                                                              Edwards, CO  81632
                                                              Fax: 970-926-0474

Bryan B. Starr, Sr.                       $50,000             c/o Healthcare Realty Mgmt
                                                              1400 Urban Center Dr.#400
                                                              Birmingham, AL  35242
                                                              Fax: 205-969-0104

Performance Futures PSP                   $50,000             1400 Urban Center Dr.#415
DTD 1/1/93 FBO Bryan B.                                       Birmingham, AL  35242
Starr, Jr.                                                    Fax: 205-969-0104

Birmingham Hematology and                 $150,000            790 Montclair Road
Oncology Associates, SLB Flex                                 Suite 100
Prototype P/S Plan DTD                                        Birmingham, AL  35213
10/27/85 FBO Jimmie H.
Harvey, M.D.

                                                                       EXHIBIT B


                                 Promissory Note

                                                                       EXHIBIT C



                                     Warrant

                                                                       EXHIBIT D


                             Funds Release Schedule

                                                                      Percentage of
    Event                                                            Funds Released
    -----                                                            --------------
        -  Closing                                                          50%

        -  Binding purchase orders for the Company's
           1280DV and/or 1280 BC products exceeding 50,000 units
           for delivery over the succeeding twelve (12) month period.       50%

                                                                       EXHIBIT E



                               Security Agreement

                                                                       EXHIBIT F




                             Intercreditor Agreement

                                                                       EXHIBIT G



                          Registration Rights Agreement

                                  Schedule 4.2

                                 Capitalization

                              Outstanding Warrants

1. Amended and Restated Warrant to purchase 792,500 shares of Common Stock of the Company, par value $.01 per share (hereinafter "Common Shares") dated June 19, 1997, registered in the name of Sabotini Limited.

2. Warrant to purchase 200,000 Common Shares dated June 19, 1997, registered in the name of Sabotini Limited.

3. Warrant to purchase 200,000 Common Shares dated June 19, 1997, registered in the name of Jalcanto Limited.

4. Warrant to purchase 425,000 Common Shares dated May 5, 1999, in the name of Jalcanto Limited.

5. Warrant to purchase 375,000 Common Shares dated November 30, 1998, registered in the name of Dr. Lawrence Jaeger.

6. Warrant to purchase 3,000 Common Shares dated March 29, 1999, in the name of Rebecca T. Loomis.

7. Warrant to purchase 6,500 Common Shares dated September 15, 1997, in the name of James R. Gaddis.

8. Warrant to purchase 8,000 Common Shares dated December 17, 1998, in the name of James R. Gaddis.

9. Warrant to purchase 42,500 Common Shares dated November 30, 1998, registered in the name of 721192 Alberta Ltd.

10. Warrant to purchase 300,000 Common Shares to dated May 13, 1999, in the name of Hartwell Davis.

11. Warrant to purchase 40,000 Common Shares dated October 22, 1999, in the name of Jonathan Brooks.

12. Warrant to purchase 300,000 Common Shares dated August 5, 1999, in the name of Jonathan Brooks.

13. Warrant to purchase 30,000 Common Shares dated July 9, 1999, in the name of Thomas Wedige.

14. Warrant to purchase 230,165 Common Shares dated September 15, 1999, in the name of Third Point Partners L.P.

15. Warrant to purchase 103,440 Common Shares to be dated September 15, 1999, in the name of Third Point Offshore Fund Ltd.

16. Warrant to purchase 84,215 Common Shares dated September 15, 1999, in the name of Point West International Investments Ltd.

17. Warrant to purchase 50,065 Common Shares dated September 15, 1999, in the name of Banzai Partners L.P.

18. Warrant to purchase 46,130 Common Shares dated September 15, 1999, in the name of Protection II.

19. Warrant to purchase 20,000 Common Shares dated October 31, 1998, in the name of Gray Cary Ware & Freidenrich LLP.

20. Warrant to purchase 100,000 Class A, 100,000 Class B, and 100,000 Class C shares of Common Stock dated November 1, 1998 in the name of JRT Investments, Inc. Class B warrants are not exercisable until Class A warrants are exercised. Class C warrants are not exercisable until Class B warrants are exercised.

21. Warrant to purchase 100,000 Class A, 100,000 Class B, and 100,000 Class C shares of Common Stock dated March 1, 1999 in the name of JRT Investments, Inc. Class B warrants are not exercisable until Class A warrants are exercised. Class C warrants are not exercisable until Class B warrants are exercised.

22. Warrant to purchase 100,000 Class A, 100,000 Class B, and 100,000 Class C shares of Common Stock dated June 1, 1999 in the name of JRT Investments, Inc. Class B warrants are not exercisable until Class A warrants are exercised. Class C warrants are not exercisable until Class B warrants are exercised.

23. Warrant to purchase 100,000 Class A, 100,000 Class B, and 100,000 Class C shares of Common Stock dated July 1, 1999 in the name of JRT Investments, Inc. Class B warrants are not exercisable until Class A warrants are exercised. Class C warrants are not exercisable until Class B warrants are exercised.

24. Warrant to purchase 120,000 Class A, 120,000 Class B, and 120,000 Class C shares of Common Stock dated August 17, 1998 in the name of Farhad Azima. Class B warrants are not exercisable until Class A warrants are exercised. Class C warrants are not exercisable until Class B warrants are exercised.

25. Warrant to purchase 60,000 shares of Common Stock in the name of Lawrence Jaeger.

26. Contractual commitment to issue a warrant to purchase 746,268 shares of Common Stock in the name of Jalcanto Limited.

27. Warrant granted to address the contractual claim described in Schedule 4.21 below.

Options

1. As of September 30, 1999, options to purchase 1,821,300 Common Shares have been granted to employees under the 1991 Stock Option Plan, 1993
Employee/Director Stock Option Plan, and the 1999 Stock Option Plan.

                                Convertible Debt

As of September 30, 1999, the Company's notes payable to Argyle Capital Management Corporation in the aggregate principal amount of $1,188,000 are convertible into 2,376,000 Common Shares at a conversion price of fifty cents ($.50) per Common Share.

                               Registration Rights

Certain holders of the equity listed above have registration rights. The Company filed two registration statements on Form S-3, one for holders with registration rights, and one voluntarily, to be effective in December 1999.

                                Additional Shares

2,917,051 shares have been issued between September 30, 1999 and December 2, 1999.

                                  Schedule 4.3

                                  Subsidiaries

                                                                    Jurisdiction of
    Name of Subsidiary                Date of Incorporation          Incorporation
    ------------------                ---------------------         ---------------
Spatialight of California, Inc.         December 4, 1992              California

                                  Schedule 4.9

                             Patents and Trademarks

                                     PATENTS

    PATENT                                            FILING
     NO.                       TITLE                   DATE       INVENTOR          ASSIGNEE
     ---                       -----                   ----       --------          --------
5,396,261       Polysilicon Gate Bus With            03/07/95   W.A. Hastings      Spatialight of
                Interspersed Buffers For Driving a              III(1)             California,
                Row of Pixels in an Active Matrix                                  Inc.
                Liquid Crystal Display

5,396,262       Polysilicon Gate Bus with            03/07/95   W.A. Hastings      Spatialight of
                Interspersed Buffers for Driving a              III(1)             California,
                Row of Pixels in an Active Matrix                                  Inc.
                Liquid Crystal Display

5,365,355       Light Blocking Pixel Enhancement     11/15/94   W.A. Hastings      Spatialight of
                and Photocurrent Reduction in                   III(1)             California,
                Active Matrix Liquid Crystal                                       Inc.
                Displays

5,784,038       Color Projection System Employing    07/21/98   Dean Irwin(1)      Spatialight of
                Dual Monochrome Liquid Crystal                                     California,
                Displays with Misalignment                                         Inc.
                Correction

5,903,248       Active Matrix Display Having Pixel   05/11/99   Dean Irwin         SpatiaLight,
                Driving Circuits With Integrated                                   Inc.
                Charge Pumps

PATENT APPLICATIONS

    APPLICATION                                           FILING
     SERIAL NO.                    TITLE                   DATE         INVENTOR
  08/734,230        Technique for Driving Dot-Matrix     10/21/96   Dean Irwin
                    Liquid Crystal Displays by Phase
                    Shifting a Front Electrode Voltage
                    One-Half a Refresh Cycle


TRADEMARKS



--------
(1) Assigned to Spatialight of California, Inc. (formerly WAH-III Technology Corporation)

                                                             ISSUE            OWNER OF
      NO.                         TITLE                       DATE             RECORD
      ---                         -----                       ----             ------
2,041,178         Liquid Crystal Displays and Liquid      02/25/97         SpatiaLight of
                  Crystal Light Modulations                               California, Inc.

2,006,653         Remote Controllers in the Audio         10/08/96       Sayett Group, Inc.
                  Visual Field

2,018,018         Video or Computer Controlled            11/19/96       Sayett Group, Inc.
                  Projectors


TRADEMARK APPLICATIONS

   TRADEMARK
  APPLICATION                                       FILING           OWNER OF
      NO.               TITLE                        DATE             RECORD
  -----------           -----                       ------           ---------
75/625,235        SPATIALIGHT IMAGENGINE           01/21/99       SpatiaLight, Inc.

75/716,246        DISPLASIC                        05/27/99       SpatiaLight, Inc.

                                  Schedule 4.11

                               Material Agreements

(i) Notes in the aggregate principal amount of $1,188,000 are outstanding and payable to Argyle Capital Management Corporation whose President is a director of the Company and a lender.

(iii) Non-competition agreements with William E. Hollis, L. John Loomis and Dean Irwin, all former officers and directors of the Company.

(v) As of December 2, 1999, the Company has the following outstanding debt:

        Payee                                      Amount
        -----                                      ------
        Argyle Capital Management Corporation      $1,188,000


(vi) A perfected security interest and lien on all of the Company's assets, including but not limited to Accounts, Chattel Paper, Contacts, Deposit Accounts, Equipment, Financial Assets, Fixtures, General Intangibles, including Copyrights, Patents and Trademarks, Licenses, Instruments and Investment Property was granted to Argyle Capital Management Corporation ("Argyle") to secure the Company's debt to Argyle.

(vii) The agreements referenced on Schedule 4.22 below.

                                  Schedule 4.13

                               Registration Rights


        Registration Rights were granted to Jalcanto Limited, Sabotini Limited, Lawrence Jaeger and 721192 Alberta Ltd. covering the Common Shares into which the Warrants held by them may be exercised.

        Registration Rights were granted to Argyle Capital Management Corporation covering the Common Shares into which the Company's debt may be converted.

        The Company filed two registration statements on Form S-3, to be effective December 1999, covering an aggregate of 814,015 and 1,729,500 shares of Common Stock issuable upon exercise of warrants, respectively.

                                  Schedule 4.14

                                    Property



        A perfected security interest and lien on all of the Company's assets, including but not limited to Accounts, Chattel Paper, Contacts, Deposit Accounts, Equipment, Financial Assets, Fixtures, General Intangibles, including Copyrights, Patents and Trademarks, Licenses, Instruments and Investment Property was granted to Argyle Capital Management Corporation ("Argyle") to secure the Company's debt to Argyle.

                                  Schedule 4.17

                                     Changes

        For Section 4.17(b)(ii), please see debt already scheduled on Schedule
4.11 (v). For Section 4.17(c), please see Schedule 4.2.

                                  Schedule 4.19

                             Employee Benefit Plans

(a)     1991 Stock Option Plan
        1993 Employee Stock Option Plan, as amended 1993 Directors Stock Option Plan, as amended 1999 Stock Option Plan Delta Dental Blue Shield of California - CPIC Life Insurance Blue Shield of California - Major Medical Merrill Lynch - 401k standardized Profit Sharing Plan Hartfort Insurance Travel Plan

(b)

                 Name                   Title                  Compensation Arrangement
                 ----                   -----                  ------------------------
          Michael H. Burney      Director and CEO,     No employment agreement, compensation
                                 Treas. & Secretary    at the rate of $200,000 per annum

           Fred R. Hammett       President             No employment agreement, compensation
                                                       at the rate of $200,000 per annum

            Miles L. Scott       Vice President,       No employment agreement, compensation
                                 Engineering/          at the rate of $100,000 per annum
                                 Manufacturing
           Steven F. Tripp       Director              Outside director fee of $500 per meeting

         Lawrence J. Matteson    Director

           Robert A. Olins       Director              Outside director fee waived

In addition to the compensation arrangements listed above all of the Company's officers and directors hold options to acquire Common Stock of the Company issued under stock option plans adopted by the Company.

                                  Schedule 4.21

                               Brokers or Finders

Capital Strategies Advisors, Inc. will be granted a warrant to purchase 50,000 shares of Common Stock of the Company upon the closing of the transactions contemplated hereby.

Another party who knows both the Company and the Lenders has claimed the right to a finder's fee or warrant from the Company relating to the transactions contemplated hereby. The Company is working to address this potential claim.

                                  Schedule 4.22

                          Interested Party Transactions


        Chronomotion Imaging Applications, Inc. ("Chronomotion"), a California corporation controlled by the Company's Chief Executive Officer, has entered into discussions with the Company to license the Company's technology for use in Chronomotion's electronic holography products and to utilize the Company's expertise to held develop a liquid crystal display optimized for Chronomotion's electronic holography products. Any agreement would be subject to the approval of the respective Boards of Chronomotion and the Company.

        Robert Olins and Steven Tripp, directors of the Company, individually or through affiliates, hold convertible debt or equity in the Company. Further information regarding these holdings is available through publicly available
Schedule 13D filings.